NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the tables below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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    TRUSTEE                      FOR               WITHHELD       PERCENTAGE FOR
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    John J. Brennan              6,181,745,929     103,698,391    98.4%
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    Charles D. Ellis             6,168,107,586     117,336,733    98.1
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    Rajiv L. Gupta               6,167,801,485     117,642,834    98.1
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    JoAnn Heffernan Heisen       6,172,457,522     112,986,797    98.2
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    Burton G. Malkiel            6,157,688,013     127,756,307    98.0
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    Alfred M. Rankin, Jr.        6,181,290,840     104,153,479    98.3
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    J. Lawrence Wilson           6,161,194,730     124,249,589    98.0
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o    CHANGE THE FUND'S  POLICY ON INVESTING IN OTHER MUTUAL  FUNDS.  This change enables the fund to invest its cash reserves in specially created money market funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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                                                   BROKER
    FOR              AGAINST        ABSTAIN        NON-VOTES      PERCENTAGE FOR
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    5,621,559,683    397,329,346    185,355,719    81,199,571     89.4
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